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                                                                     EXHIBIT 4.7

                             STREAM MACHINE COMPANY

                     STOCK OPTION AGREEMENT - EARLY EXERCISE


I.       NOTICE OF STOCK OPTION GRANT

         Xiao Lu Zhang

         ------------------------------

         ------------------------------

         Xiao Lu Zhang has been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

         Date of Grant                       August 8, 2001
                                             ---------------------------

         Vesting Commencement Date           August 1, 2000
                                             ---------------------------

         Exercise Price per Share            $0.25
                                             ---------------------------

         Total Number of Shares Granted      3,000
                                             ---------------------------

         Total Exercise Price                $750
                                             ---------------------------

         Term/Expiration Date:               August 8, 2011
                                             ---------------------------

         Vesting Schedule:

         This Option shall vest and may be exercised (in accordance with Section
3), in whole or in part, in accordance with the following schedule:

         25% of the shares subject to the Option shall vest on the one-year anniversary of the Vesting Commencement Date, thereafter 1/48th of the shares subject to the Option shall vest each month thereafter providing Optionee continues to be a Service Provider on such dates.

         Termination Period

         This Option may be exercised, to the extent it is then vested, within twelve (12) months after Optionee ceases to be a Service Provider in accordance with Section 8 of this Agreement. In no event shall this Option be exercised later than the Term/Expiration Date provided above.



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II.      AGREEMENT

         1. Definitions. As used herein, the following definitions shall apply:

                  (a) "Agreement" means this stock option agreement between the Company and Optionee evidencing the terms and conditions of this Option.

                  (b) "Applicable Laws" means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

                  (c) "Board" means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

                  (d) "Cause" means (i) the Optionee's failure to adequately perform the duties associated with the Agreement for the Company (or its successor) as determined in good faith by the Company's board of directors; (ii) the Optionee's engaging in conduct that the Optionee reasonably should know or that the Optionee intends to be seriously injurious to the Company, its affiliates or its shareholders; (iii) a material and willful violation of a federal or state law or regulation applicable to the business of the Company;
(iv) the conviction of a felony under the laws of the United States or any State, or the misappropriation of material property belonging to the Company or its affiliates committed by an officer of the Optionee or employee of the Optionee who is providing services to the Company; or (v) the Optionee's knowingly and intentionally breaching in any material respect the terms of the service agreement between itself and the Company and any extensions of such agreement or any subsequent agreement in which a continuation of services is provided.

                  (e) "Change of Control" shall mean (i) a merger or consolidation of the Company with or into any other corporation or entity or person or any other corporate reorganization in which the shareholders of the Company immediately prior to such transaction(s) own or control, immediately after consummation of such transaction(s), less than fifty percent (50%) of the voting power of the surviving entity (but excluding any transaction or series of transactions effected solely for the purpose of reincorporating the Company into another jurisdiction), (ii) any transaction (or series of related transactions involving a person or entity, or group of affiliated persons or entities) in which in excess of fifty percent (50%) of the outstanding voting power of the Company is transferred, or (iii) a sale lease or other disposition of all or substantially all the assets of the Company.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended.

                  (g) "Common Stock" means the common stock of the Company.

                  (h) "Company" means Stream Machine Company, a California corporation.

                  (i) "Consultant" means any person or entity, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

                  (j) "Director" means a member of the Board.



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                  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established
stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii) If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                           (iii) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                  (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (n) "Notice of Grant" means the written notice, in Part I of this Agreement, evidencing certain the terms and conditions of this Option. The Notice of Grant is part of the Agreement.

                  (o) "Option" means this stock option.

                  (p) "Optioned Stock" means the Common Stock subject to this Option.

                  (q) "Optionee" means the person named in the Notice of Grant or such entity's successor.

                  (r) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (s) "Service Provider" means a Consultant of the Company.

                  (t) "Share" means a share of the Common Stock, as adjusted in accordance with Section 9 of this Agreement.

                  (u) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         2. Grant of Option. The Board hereby grants to the Optionee named in the Notice of Grant, attached as Part I of this Agreement, the Option to purchase the number of Shares, as set forth



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in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of this Agreement.

         3. Exercise of Option.

                  (a) Right to Exercise.

                           (i) Subject to subsections 3(a)(ii) and 3(a)(iii)
below, this Option shall be exercisable cumulatively according to the Vesting Schedule set forth in the Notice of Grant. Alternatively, at the election of the Optionee, this Option may be exercised in whole or in part at any time as to Shares that have not yet vested. For purposes of this Agreement, Shares subject to the Option shall vest based on Optionee continuing to be a Service Provider of the Company. Vested Shares shall not be subject to the Company's repurchase right (as set forth in the Restricted Stock Purchase Agreement, attached hereto as Exhibit C-1).

                           (ii) As a condition to exercising this Option for
unvested Shares, the Optionee shall execute the Restricted Stock Purchase Agreement.

                           (iii) This Option may not be exercised for a fraction
of a Share.

                  (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                  (c) Legal Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

                  (d) Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Board shall establish and communicate to the Optionee at the time that such offer is made.

         4. Optionee's Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company its Investment Representation Statement in the form attached hereto as Exhibit B.

         5. Method of Payment. Payment of the aggregate Exercise Price shall be by cash or check, at the election of the Optionee.

         6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the



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lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         7. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

         8. Termination of Relationship as a Service Provider. If the Optionee ceases to be a Service Provider, this Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         9. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                  (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by this Option, as well as the price per share of Common Stock covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares subject to this Option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for the Optionee to have the right to exercise its Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. The Board may permit the Option to be exercised contingent upon this transaction. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

                  (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or a Parent or Subsidiary of the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Option becomes exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice. The Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         10. Lock-Up Period. Optionee hereby agrees that, in connection with the initial public offering of the Company's capital stock under the Securities Act, Optionee shall not any Shares or other securities of the Company held by or on behalf of the Purchaser or beneficially owned by the Optionee in accordance with the rules and regulations of the Securities and Exchange Commission for a period of 180-day period (the "Market Standoff Period") following the date of the final prospectus relating to the Company's initial public offering. This restriction shall be binding on any transferee of the Shares subjected to this Option. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

         11. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath its signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

         12. Entire Agreement; Governing Law. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

         13. Section 83(b) Election for Unvested Shares Purchased Pursuant to Options. With respect to the exercise of this Option for unvested Shares, an election may be filed by the Optionee with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase. This will result in a recognition of taxable income to the Optionee on the date of exercise, measured by the excess, if any, of the Fair

Market Value of the Shares, at the time the Option is exercised over the purchase price for the Shares. Absent such an election, taxable income will be measured and recognized by Optionee at the time or times on which the Company's repurchase option lapses. Optionee is strongly encouraged to seek the advice of its own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit C-4 for reference.

         14. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

         By signature of the Optionee and the signature of the Company's representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE                                    STREAM MACHINE COMPANY

----------------------------------          ----------------------------------
Signature                                   By

----------------------------------          ----------------------------------
Print Name                                  Title

----------------------------------
Title

----------------------------------
Residence Address

----------------------------------


----------------------------------

                                    EXHIBIT A

                             STREAM MACHINE COMPANY

                                 EXERCISE NOTICE


Stream Machine Company
46831 Lakeview Blvd.
Fremont, CA 94538
Attention: Stock Plan Administrator

         1. Exercise of Option. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Stream Machine Company (the "Company") under and pursuant to the Stock Option Agreement dated November 30, 2001 (the "Option Agreement"). The purchase price for the Shares shall be $____ , as required by the Option Agreement.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

         3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

         4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 9 of the Option Agreement.

         5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         6. Restrictive Legends and Stop-Transfer Orders.

                  (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A 180-DAY MARKET STANDOFF PROVISION, AS SET FORTH IN THE EXERCISE NOTICE AND THE STAND-ALONE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

                  (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                  (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and its administrators, successors and assigns.

         8. Arbitration. Any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this agreement, shall be settled by arbitration to be held in Alameda County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

         9. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement, and all exhibits expressly referenced herein constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                               Accepted by:

OPTIONEE                                    STREAM MACHINE COMPANY

----------------------------------          ----------------------------------
Signature

----------------------------------          ----------------------------------
Print Name

----------------------------------
Address

----------------------------------          ----------------------------------

----------------------------------          ----------------------------------



                                            Date Received:
                                                          ----------------------

                                    EXHIBIT B


                       INVESTMENT REPRESENTATION STATEMENT


SHAREHOLDER:      Xiao Lu Zhang

COMPANY:          Stream Machine Company

SECURITY:         Common Stock

AMOUNT:

DATE:

         In connection with that certain option grant dated November 30, 2001 of the above-listed Securities, the undersigned represents on behalf of Shareholder represents to Stream Machine Company (the "Company") the following:

                  (a) Shareholder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Shareholder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to ask questions of the officers of the Company, which questions were answered to Shareholder's satisfaction. Shareholder understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

                  (b) Shareholder is experienced and knowledgeable in financial and business matters and therefore Shareholder is capable of evaluating the merits and risks of the investment.

                  (c) Shareholder is acquiring the Securities solely for Shareholder's own account for investment purposes only and not with a view to, or for resale in connection with, any "distribution" thereof as that term is used for purposes of the Securities Act.

                  (d) Shareholder realizes that investment in the Securities involves a high degree of risk. Shareholder is able to bear the risk of the investment, to hold the Securities for an indefinite period of time and to suffer a complete loss of the investment.

                  (e) Shareholder acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Shareholder's investment intent as expressed herein. In this connection, Shareholder understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Shareholder's representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

                  (f) Shareholder understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, Shareholder understands that the Company is under no obligation to register the Securities except as may be provided by express written agreement. In addition, Shareholder understands that the certificate(s) evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

                  (g) Shareholder is aware of the provisions of Rule 144, promulgated under the Securities Act, which in substance permits limited public resale of "restricted securities" acquired in a transaction not involving a public offering subject to the satisfaction of certain conditions, including:
(i) the availability of certain public information about the Company, (ii) the resale occurring not less than one year after the party has purchased and "fully paid" for the securities to be sold, (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934), (iv) the amount of securities being sold during any three month period not exceeding the specified limitations stated in the Rule and (v) the timely filing of a Form 144, if applicable.

                  (h) Shareholder further understands that at the time Shareholder wishes to sell the Securities, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Shareholder would be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period were satisfied.

                  (i) Shareholder further understands that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise that pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                  (j) The address set forth below is Shareholder's true and correct principal address, and Shareholder has no present intention of becoming a resident of any other state or jurisdiction. Shareholder hereby instructs the Company to issue the certificate(s) representing the Securities in the name of Shareholder as set forth below, and confirms to the Company that it will be the beneficial owner of such shares.

                  (k) Shareholder agrees, in connection with the initial public offering of the Company's securities, (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any securities of the Company held by me (other than those securities included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration and (ii) further agrees to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering.

Date:
     --------------



XIAO LU ZHANG

By:
   -------------------------------


Name:
     -----------------------------

Title:
      ----------------------------

----------------------------------
(address)

----------------------------------

                                   EXHIBIT C-1

                             STREAM MACHINE COMPANY

                       RESTRICTED STOCK PURCHASE AGREEMENT


         THIS AGREEMENT is made between Xiao Lu Zhang (the "Purchaser") and Stream Machine Company (the "Company") as of __________________, ____.


                                    RECITALS

         (1) As required by the Option Agreement, as a condition to Purchaser's election to exercise the Option with respect to unvested shares, Purchaser must execute this Restricted Stock Purchase Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

         (2) Pursuant to the exercise of the stock option granted to Purchaser under the Stock Option Agreement (the "Option Agreement") dated November 30, 2001 by and between the Company and Purchaser, which Option Agreement is hereby incorporated by reference, Purchaser has elected to purchase _________ of those shares which have not become vested under the vesting schedule set forth in the Option Agreement ("Unvested Shares"). The Unvested Shares and the shares subject to the Option Agreement, which have become vested are sometimes collectively referred to herein as the "Shares."

         1. Repurchase Option.

                  (a) If Purchaser's status as a Service Provider is terminated for any reason, the Company shall have the right and option to purchase from Purchaser, or Purchaser's personal representative, as the case may be, all of the Purchaser's Unvested Shares as of the date of such termination at the price paid by the Purchaser for such Shares (the "Repurchase Option").

                  (b) Upon the occurrence of a termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or its transferee or legal representative, as the case may be), within ninety (90) days of the termination, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company's office. At the closing, the holder of the certificates for the Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Unvested Shares, and the Company shall deliver the purchase price therefor.

                  (c) At its option, the Company may elect to make payment for the Unvested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company's office.

                  (d) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

                  (e) The Repurchase Option shall terminate in accordance with the Vesting Schedule in Optionee's Option Agreement.

         2. Transferability of the Shares; Escrow.

                  (a) Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

                  (b) To insure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the Vice President, Finance, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Vice President, Finance of the Company, or such other person designated by the Company, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit C-2. The Unvested Shares and stock assignment shall be held by the Vice President, Finance in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit C-3 hereto, until the Company exercises its purchase right as provided in Section 1, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. Upon vesting of the Unvested Shares, the escrow agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

                  (c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

                  (d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

         3. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

         4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         5. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares, which may be made by the Company after the date of this Agreement.

         6. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at their respective principal executive offices.

         7. Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

         8. Section 83(b) Election. Purchaser hereby acknowledges that it has been informed that, with respect to the exercise of an option for Unvested Shares, an election may be filed by the Purchaser with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to
Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase. This will result in a recognition of taxable income to the Purchaser on the date of exercise, measured by the excess, if any, of the fair market value of the Shares, at the time the option is exercised over the purchase price for the Shares. Absent such an election, taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. Purchaser is strongly encouraged to seek the advice of its own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit C-4 for reference.

                  PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER'S BEHALF.

         9. Representations. Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         10. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California.

                  Purchaser represents that it has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

         IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.


                                            STREAM MACHINE COMPANY


                                            ----------------------------------
                                            By

                                            ----------------------------------
                                            Title


                                            PURCHASER

                                            ----------------------------------
                                            Signature

                                            ----------------------------------
                                            Printed Name

                                            ----------------------------------
                                            Title

                                            ----------------------------------
                                            Taxpayer Identification No.

                                            Address:

                                            ----------------------------------

                                            ----------------------------------

                                   EXHIBIT C-2

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED Xiao Lu Zhang, hereby sells, assigns and transfers unto Stream Machine Company (__________) shares of the Common Stock of Stream Machine Company standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint _____________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

         This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Stream Machine Company and the undersigned dated ______________, ____.


Dated:                ,
      ----------------  ----


                                       Signature:
                                                 -------------------------------



                                       Print Name:
                                                  ------------------------------



                                       Title:
                                             -----------------------------------







INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                   EXHIBIT C-3

                            JOINT ESCROW INSTRUCTIONS


            ,
------------  ----

Stream Machine Company
46831 Lakeview Blvd.
Fremont, CA 94538

Attention: Stock Plan Administrator

Dear             :
     ------------

         As Escrow Agent for both Stream Machine Company (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

         1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase option.

         3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

         4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company's repurchase option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase option. Within 120 days after cessation of Purchaser's continuous services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's repurchase option.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

         13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                  COMPANY:          Stream Machine Company
                                    46831 Lakeview Blvd.
                                    Fremont, CA 94538
                                    Attention: Stock Plan Administrator


                  PURCHASER:
                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------


                  ESCROW AGENT:     Stream Machine Company
                                    46831 Lakeview Blvd.
                                    Fremont, CA 94538
                                    Attention: Stock Plan Administrator

         16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

         18. These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of California.


                                            STREAM MACHINE COMPANY

                                            ----------------------------------
                                            By

                                            ----------------------------------
                                            Title


                                            PURCHASER

                                            ----------------------------------
                                            Signature

                                            ----------------------------------
                                            Typed or Printed Name

                                            ----------------------------------
                                            Title


                                            ESCROW AGENT

                                            ----------------------------------
                                            Stock Plan Administrator

                                   EXHIBIT C-4

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986


         The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

         NAME:                      TAXPAYER:

         ADDRESS:

         IDENTIFICATION NO.:        TAXPAYER:

         TAXABLE YEAR:

2. The property with respect to which the election is made is described as follows: _____________ shares (the "Shares") of the Common Stock of Stream Machine Company (the "Company").

3. The date on which the property was transferred is: __________________, ____.

4. The property is subject to the following restrictions:

         The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $______________________.

6. The amount (if any) paid for such property is: $______________________.

         The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

         The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:                         ,
       ------------------------  -----      ------------------------------------
                                            Taxpayer